Exhibit 8.1

Horwitz + Armstrong
A Professional Law Corporation

14 Orchard, Suite 200	North San Diego Office:
Lake Forest, California 92630 T: (949) 540-6540 F: (949) 540-6578	804 N. The Strand #9 Oceanside, CA 92054

September 18, 2018

GrowLife, Inc.
5400 Carillon Point
Kirkland, WA 98033
(866) 781-5559

RE:
GrowLife, Inc. - Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to GrowLife, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-1 (No. 333-227171) (the “Registration Statement”), including the prospectus contained therein (the “Prospectus”) relating to the distribution of nontransferable subscription rights (the “Rights”) to its stockholders. Each Right reflects the right of the holder to purchase, together for a single purchase price, one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”) (such shares of Common Stock underlying all of the Rights, the “Rights Shares”) and two ½ warrants , consisting of one ½ warrant which will be exercisable for one share of our Common Stock at an exercise price of $0.018 per share and one ½ warrant exercisable for one share of our Common Stock at an exercise price of $0.024 (collectively with all such warrants, the “Warrants,” and such shares of Common Stock underlying all of the Warrants, the “Warrant Shares”). The aggregate Rights may be exercised for an aggregate amount of up to $6,000,000.

As counsel for the Company and for purposes of our opinion set forth below, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in the Registration Statement (including any exhibits thereto) and such other documents, certificates, records, statements and representations as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matter set forth in any of the foregoing.

In addition, we have assumed, with your permission, (i) that the Rights Offering will be consummated as described in the Registration Statement, (ii) that the statements concerning the terms of the Rights Offering contained in the Registration Statement are true, correct and complete and will remain true, correct and complete at all relevant times, (iii) the authenticity of original documents submitted to us and the conformity to the originals of documents submitted to us as copies and (iv) that any statement or representation contained in the Tax Certificate with the qualification “to the knowledge of” or “based on the belief of” or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm that the statements set forth under the heading “Certain United States Federal Income Tax Considerations” in the Registration Statement, to the extent such statements summarize U.S. federal income tax law, constitute our opinion as to the material United States federal income tax consequences of the Rights Offering of the receipt and exercise (or expiration) of the Rights and owning and disposing of the Common Stock and Warrants received upon exercise of the Rights.

This opinion addresses only the matters of United States federal income taxation specifically described under the heading “Certain United States Federal Income Tax Considerations” in the Registration Statement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may be relevant to prospective unitholders.

We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the Rules.

Sincerely,

/s/ Horwitz + Armstrong

Horwitz + Armstrong
A Professional Law Corporation